                                                                    EXHIBIT 99.1

NEWS RELEASE for August 14, 2003 at 5 PM EST
--------------------------------------------
Contact:     Jack Davis (investor relations) 501-376-0044
             Len Hall (media) 949-474-4300 len@allencaron.com
             Allen & Caron Inc


KYZEN CORPORATION REPORTS SECOND QUARTER, SIX MONTHS RESULTS

                     Fourth Consecutive Profitable Quarter;
                   Solid Year-Over-Year Increase in Net Income


NASHVILLE, TN (August 14, 2003) . . . . Kyzen Corporation (OTCBB: KYZN.OB), a
specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced results for the second quarter and six months ended June 30, 2003. This year's second quarter revenue improved thirteen percent to $1.53 million with net income of $19,552, or $0.00 per share, compared to revenue of $1.36 million and a net loss of $95,835, or $0.02 per share, for the quarter ended June 30, 2002. For the six months ended June 30, 2003, revenue increased ten percent to $3.07 million with net income of $65,583 compared to revenue of $2.78 million and a net loss of $93,614 for the six months ended June 30, 2002.

         Kyle J. Doyel, Kyzen's President and CEO, said, "Our continued hard work in increasing sales and new product offerings is now resulting in a trend of consistent profitability that we have not previously demonstrated. With the profitable second quarter of 2003, we have now achieved four consecutive profitable quarters, something we have not accomplished for some time.

         "We are encouraged by the results of the first two quarters of 2003 and are especially pleased that we have realized a more than $159,000 improvement in profitability compared to the first six months of last year. While we are making progress growing the Company, we have experienced sluggishness in some of our markets, including the negative effect SARS has had on business and our opportunities in Asia.

         "We are working hard to maintain our growth for the balance of the year and are optimistic given the new projects and customers in our sales pipeline. Our ability to predict our performance beyond the end of 2003 is very limited, however, given the present uncertain economic climate. Our results confirm that the Four Technical Roads strategy, as discussed in our reports on Form 10-KSB for 2002 and 2001, appears to have been the correct long-term course for Kyzen. The new products we have developed over the last two years are contributing to an increasing percentage of our revenue across all Four Technical Roads, and we believe continuing that strategy will become even more important in the future," said Doyel.

KYZEN REPORTS SECOND QUARTER, SIX MONTHS RESULTS
Page 2-2-2



         The Company's balance sheet at June 30, 2003 showed a current ratio of 3.7:1, total assets of $2.35 million, working capital of $1.38 million, cash and cash equivalents of $594,230 and shareholders' equity of $1.83 million.

         Kyzen Corporation is a specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Management has included in this press release certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. When used, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Such statements are, by their nature, subject to certain risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are the following: business conditions and the general economy as they affect interest rates and manufacturing output; business conditions as they affect manufacturers of chemical raw materials; trends toward miniaturization and the use of no-lead soldering and solder bumping techniques by assemblers of electronic components; growth within the Company's target markets; the Company's ability to successfully implement its strategic plan; the emergence of new competitors; the ability of the Company to attract and retain qualified employees; the Company's ability to control costs including selling, marketing, general and administrative expenses and research and development expenses; the availability of raw materials and other components utilized; the availability of raw materials at favorable prices from suppliers; the federal, state and local regulatory environment; changes in the import and export rules, regulations and tariffs as they apply to countries where the Company conducts its business; changes in the Company's liquidity or capital resources; changes in accounting policies and practices; the ability of the Company to obtain financing or equity capital with favorable terms and conditions; the availability of new expansion and acquisition opportunities; changes in the financial condition, corporate strategy or technology of the Company's primary customers; the Company's ability to attract new customers; the ability of the Company to develop new competitive product lines or add product lines through acquisitions, marketing agreements or licensing agreements; and acceptance of the Company's new products by the Company's existing and potential customers. Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                  TABLE FOLLOWS

KYZEN REPORTS SECOND QUARTER, SIX MONTH RESULTS
Page 3-3-3


                                KYZEN CORPORATION
                      Statements of Operations (Unaudited)


                                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                    JUNE 30,                        JUNE 30,
                                             2003            2002            2003            2002
                                          ----------     -----------      ----------     -----------
Net sales                                 $1,529,244     $ 1,356,573      $3,074,053     $ 2,783,933

Cost of sales                                679,295         658,517       1,344,717       1,365,981
                                          ----------     -----------      ----------     -----------

      Gross profit                           849,949         698,056       1,729,336       1,417,952

Operating costs and expenses:

    Selling, marketing, general and
         administrative expenses             700,108         654,611       1,387,915       1,236,007

    Research and development expenses        130,970         140,720         277,241         278,607
                                          ----------     -----------      ----------     -----------

        Total operating expenses             831,078         795,331       1,665,156       1,514,614
                                          ----------     -----------      ----------     -----------

        Operating income (loss)               18,871         (97,275)         64,180         (96,662)


Other income                                     681           1,440           1,403           3,048
                                          ----------     -----------      ----------     -----------


    Net income (loss)                     $   19,552     $   (95,835)     $   65,583     $   (93,614)
                                          ==========     ===========      ==========     ===========


    Income (loss) per share - basic       $     0.00     $     (0.02)     $     0.01     $     (0.02)
                                          ===========    ===========      ==========     ===========

    Income (loss) per share - diluted     $     0.00     $     (0.02)     $     0.01     $     (0.02)
                                          ==========     ===========      ==========     ===========

    Weighted average shares used for
      basic per share data                 4,730,166       4,777,787       4,753,397       4,777,787

    Effect of dilutive common
      stock options                           17,926            --             7,842            --
                                          ----------     -----------      ----------     -----------

    Weighted average shares used for
      diluted per share data               4,748,092       4,777,787       4,761,239       4,777,787
                                          ==========     ===========      ==========     ===========

                                     # # # #